CUSIP NO. 61744R103                                    PAGE 8 OF 8 PAGES


                                EXHIBIT 2

Transactions Effected During the Past Sixty Days (except for transactions already reported)

              Settle
Trade Date    Date    Buy/Sell  Quantity    Exec Price  Currency
-----------  -------  --------  --------    ----------  --------
11/30/95    12/05/95     Sell    21,000       12.5200     USD
12/06/95    12/11/95     Sell    37,000       12.6400     USD